Exhibit 99.1

HAMILTON ON MAIN LLC
HAMILTON ON MAIN APARTMENTS LLC
HAMILTON 1025 LLC
Combined Financial Statements
As of December 31, 2006 and 2005
and for the years ended December 31, 2006, 2005 and 2004
Together With Report of Independent
Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Joint Venture Participants of Hamilton on Main LLC, Hamilton on Main Apartments LLC and Hamilton 1025 LLC

We have audited the accompanying combined balance sheets of Hamilton on Main LLC, Hamilton on Main Apartments LLC and Hamilton 1025 LLC as of December 31, 2006 and 2005, and the related combined statements of income, changes in joint venture capital and cash flows for each of the years in the three-year period ended December 31, 2006. The combined financial statements are the responsibility of the Joint Ventures’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hamilton on Main LLC, Hamilton on Main Apartments LLC and Hamilton 1025 LLC at December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ MILLER WACHMAN LLP
Boston, Massachusetts
March 15, 2007

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC COMBINED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
Rental Properties	$44,793,270	$54,836,362
Cash and Cash Equivalents	324,729	445,634
Rents Receivable	6,979	25,123
Real Estate Tax Escrows	374,094	191,085
Prepaid Expenses and Other Assets	456,275	570,968
Financing and Leasing Fees	133,798	163,325
Total Assets	$46,089,145	$56,232,497
LIABILITIES AND JOINT VENTURE CAPITAL
Mortgage Notes Payable	$24,205,745	$34,932,274
Accounts Payable and Accrued Expenses	198,896	251,591
Advance Rental Payments and Security Deposits	227,251	251,468
Total Liabilities	24,631,892	35,435,333
Commitments (Note 7)
Joint Venture Capital	21,457,253	20,797,164
Total Liabilities and Joint Venture Capital	$46,089,145	$56,232,497

See notes to combined financial statements.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC COMBINED STATEMENTS OF INCOME

	Year Ended December 31,
	2006	2005	2004
Revenues
Rental income	$3,819,267	$4,785,521	$1,475,223
Laundry and sundry income	56,039	35,609	18,335
	3,875,306	4,821,130	1,493,558
Expenses
Administrative	158,943	187,367	42,520
Depreciation and amortization	2,337,808	2,741,521	384,465
Interest	1,780,049	2,370,930	598,589
Management fees	157,214	142,337	66,177
Operating	334,011	392,852	213,472
Renting	48,955	115,556	28,795
Repairs and maintenance	1,167,640	1,790,884	224,871
Taxes and insurance	717,725	787,205	171,319
	6,702,345	8,528,652	1,730,209
Operating Income (Loss)	(2,827,039)	(3,707,522)	(236,650)
Other Income (Loss)
Interest income	840	357	—
Gains from condominium sales	2,986,238	8,484,363	—
Other Income (expenses)	50	(404,881)	—
	2,987,128	8,079,839	—
Net Income (Loss)	$160,089	$4,372,316	$(236,650)

See notes to combined financial statements.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC COMBINED STATEMENTS OF CHANGES IN JOINT VENTURE CAPITAL

	Hamilton on Main LLC	Hamilton on Main Apartments LLC	Hamilton 1025 LLC	Total
Balance, January 1, 2004	$—	$—	$—	$—
Investment by owners	—	16,031,500	—	16,031,500
Net Income (loss)	—	(236,650)	—	(236,650)
Balance, December 31, 2004	—	15,794,850	—	15,794,850
Investment by owners	—	—	4,705,000	4,705,000
Distribution to owners	—	(50,000)	(4,025,00)	(4,075,000)
Net Income (loss)	2,995,480	(2,069,031)	3,445,866	4,372,315
Balance, December 31, 2005	2,995,480	13,675,819	4,125,866	20,797,165
Transfer of equity	2,550,594	(2,550,594)	—	—
Investment by owners	—	600,000	—	600,000
Distribution to owners	—	—	(100,000)	(100,000)
Net Income (loss)	752,220	(1,150,258)	558,126	160,088
Balance, December 31, 2006	$6,298,294	$10,574,967	$4,583,992	$21,457,253

See notes to combined financial statements.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December
	2006	2005	2004
Cash Flows from Operating Activities
Net income (loss)	$160,089	$4,372,316	$(236,648)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Gain on sale of condominiums	(2,986,239)	(8,484,363)	—
Depreciation and amortization	2,337,808	2,741,521	384,465
Changes in operating assets and liabilities:
(Increase) Decrease in rents receivable	18,144	(12,140)	(12,983)
(Decrease) Increase in accounts payable and accrued expense	(52,696)	(72,315)	323,904
(Increase) in real estate tax escrow	(183,008)	(191,085)	—
(Increase) decrease in financing and leasing fees	(42,205)	(331,009)	(176,094)
(Increase) Decrease in prepaid expenses and other assets	114,695	(407,934)	(163,036)
(Decrease) Increase in advance rental payments and security deposits	(24,217)	82,289	169,177
Total adjustments	(817,718)	(6,675,036)	525,433
Net cash provided by (used in) operating activities	(657,629)	(2,302,720)	288,785
Cash flows provided by (used in) investing activities
Proceeds from sales of condominiums	11,530,646	33,037,589	—
Purchase and improvement of rental properties	(767,392)	(25,661,017)	(56,510,778)
Net cash provided by (used in) investing activities	10,763,254	7,376,572	(56,510,778)
Cash flows provided by (used in) investing activities
Proceeds of mortgage notes payable	5,000,000	25,740,085	40,237,563
Principal payments of mortgage notes payable	(4,818,886)	(26,057)	—
Principal payments from sales proceeds	(10,907,643)	(31,019,316)	—
Distributions to/investment by investors	500,000	630,000	16,031,500
Net cash provided by (used in) financing activities	(10,226,529)	(4,675,288)	56,269,063
Net increase (decrease) in cash and cash equivalents	(120,904)	398,564	47,070
Cash and cash equivalents, at beginning of year	445,634	47,070	—
Cash and cash equivalents, at end of year	$324,730	$445,634	$47,070

See notes to combined financial statements.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination:   The combined financial statements include the accounts of Hamilton on Main LLC, Hamilton on Main Apartments LLC, and Hamilton 1025 LLC (“The Joint Ventures”) or (“The Investment Properties”), each of which is owned 50% by New England Realty Associates, LP (“NERA”) and are “significant subsidiaries” under Rule 3-09 of Regulation S-X requiring separate financial statements. All significant intercompany accounts and transactions are eliminated in the combined statements. All significant intercompany accounts and transactions are eliminated in the combined statements.

Accounting Estimates:   The preparation of the financial statements, in conformity with accounting principles generally accepted in the United State of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates.

Revenue Recognition:   Rental income is recognized over the term of the related lease. Amounts 60 days in arrears are charged against income. Certain leases of commercial properties provide for increasing stepped minimum rents, which are accounted for on a straight-line basis over the term of the lease.

Rental Properties:   Properties are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; improvements and additions are capitalized. When assets are retired or otherwise disposed of, the cost of the asset and related accumulated depreciation is eliminated from the accounts, and any gain or loss on such disposition is included in other income. Fully depreciated assets are removed from the accounts. Properties are depreciated by both straight-line and accelerated methods over their estimated useful lives.

In the event that facts and circumstances indicate that the carrying value of a property may be impaired, an analysis of the value is prepared. The estimated future undiscounted cash flows are compared to the asset’s carrying value to determine if a write-down to fair value is required.

Financing and Leasing Fees:   Financing fees are capitalized and amortized, using the interest method, over the life of the related mortgages. Leasing fees are capitalized and amortized on a straight-line basis over the life of the related lease. Unamortized balances are expensed when the corresponding fee is no longer applicable.

Income Taxes:   The financial statements have been prepared on the basis that the joint ventures are entitled to tax treatment as partnerships. Accordingly, no provision for income taxes has been recorded.

Cash Equivalents:   The Joint Ventures considers cash equivalents to be all highly liquid instruments purchased with a maturity of three months or less.

Segment Reporting:   Operating segments are revenue-producing components of the joint venture for which separate financial information is produced internally for management. Under the definition, The Joint Ventures operated, for all periods presented, as one segment.

Concentration of Credit Risks and Financial Instruments:   The Joint Venture’s properties are located in Greater Boston, and are subject to the general economic risks related thereto. No single tenant

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

accounted for more than 5% of the joint ventures revenues in 2006, 2005 or 2004. The joint ventures make its temporary cash investments with high-credit-quality financial institutions.

Advertising Expense:   Advertising is expensed as incurred. Advertising expense was insignificant in 2006, 2005 and 2004.

NOTE 2. RENTAL PROPERTIES

Properties consist of the following:

	Year Ended December 31,
	2006	2005	Useful Life
Land, improvements and parking lots	$7,482,694	$8,673,730	10-31 years
Buildings and improvements	38,090,014	45,278,640	15-31 years
Kitchen cabinets	489,276	465,124	5-10 years
Carpets	222,781	180,479	5-10 years
Air conditioning	67,821	56,236	7-10 years
Laundry equipment	11,543	12,786	5-7 years
Equipment	107,352	94,641	5-7 years
Motor vehicles	28,588	28,588	5 years
Fences	990	990	5-10 years
Furniture and fixtures	2,774,741	2,694,482	5-7 years
Smoke alarms	2,943	520	5-7 years
	49,278,743	57,486,216
Less accumulated depreciation	(4,485,473)	(2,649,854)
	$44,793,270	$54,836,362

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 2. RENTAL PROPERTIES (Continued)

A reconciliation of rental properties and accumulated depreciation at December 31, 2006 is as follows:

	Hamilton On Main LLC	Hamilton On Main Apartments LLC	Hamilton 1025 LLC	Total
Rental Properties at Cost
Balance, January 1, 2004	$—	$—	$—	$—
Purchase of and addition to property	—	56,510,778	—	56,510,778
Balance, December 31, 2004	—	56,510,778	56,510,778
Purchase of and addition to property	452,871	833,263	24,374,883	25,661,017
Transfers between affiliates	27,259,994	(27,259,994)	—	—
Condominium sale	(12,900,859)	—	(11,784,720)	(24,685,579)
Balance, December 31, 2005	14,812,006	30,084,047	12,590,163	57,486,216
Purchase of and addition to property	284,603	223,090	259,698	767,391
Transfers between affiliates	107,833	(107,833)	—	—
Condominium sale	(5,965,515)	—	(3,009,349)	(8,974,864)
Balance, December 31, 2006	$9,238,927	$30,199,304	$9,840,512	$49,278,743
Accumulated Depreciation
Balance, January 1, 2004	$—	$—	$—	$—
Depreciation for year	—	365,309	—	365,309
Balance, December 31, 2004	—	365,309	—	365,309
Depreciation for year	649,475	1,447,897	489,665	2,587,037
Depreciation of dispositions	(170,139)	—	(132,353)	(302,492)
Balance, December 31, 2005	479,336	1,813,206	357,312	2,649,854
Depreciation for year	407,286	1,428,340	430,450	2,266,076
Depreciation of dispositions	(292,127)	—	(138,330)	(430,457)
Balance, December 31, 2006	$594,495	$3,241,546	$649,432	$4,485,473
Book Value	8,644,432	26,957,758	9,191,080	44,793,270
Book value of unsold condominiums	8,644,432	—	2,196,636	10,841,068

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 3. RELATED PARTY TRANSACTIONS

The Joint Ventures’ properties are managed by an entity that is owned by the majority shareholder of the General Partner. The management fee is equal to 4% of rental revenue and laundry income. Total fees paid were approximately $157,000, $142,000 and $66,000 in 2006, 2005 and 2004, respectively.

In 2006, the Management Company also received approximately $9,500 for construction costs, $9,000 for construction supervision and architectural fees, $103,000 for maintenance services and $8,000 for administrative services. The Hamilton Company legal department acts as closing attorney on certain condo sales receiving approximately $47,000 during the year ended December 31, 2006. An entity partially owned by the majority shareholder of the General Partner is the sales agent for certain condominium sales receiving approximately $213,000 of commissions in 2006.

In 2005, the Management Company also received approximately $324,000 for construction costs, $24,000 for construction supervision and architectural fees, $49,000 for maintenance services and $20,000 for administrative services. The Hamilton Company legal department acts as closing attorney on certain condo sales receiving approximately $29,000 during the year ended December 31, 2005. An entity partially owned by the majority shareholder of the General Partner is the sales agent for certain condominium sales receiving approximately $81,000 of commissions in 2005.

In 2004, the Management company also received approximately $88,000 from the Joint Ventures of which approximately $65,000 was management fee, $15,000 was for constyruction supervision and architectural fees, and $5,000 was for maintenance services.

NOTE 4. OTHER ASSETS

Financing and leasing fees of approximately $134,000 and $163,000 are net of accumulated amortization of approximately $206,000 and $278,000 at December 31, 2006 and, 2005, respectively.

NOTE 5. MORTGAGE NOTES PAYABLE

At December 31, 2006 and 2005, the mortgages payable consisted of various loans, all of which were secured by first mortgages on properties referred to in Note 2. At December 31, 2006, the interest rates on these loans ranged from 5.18% to 7.48%, payable in monthly installments aggregating approximately $102,046, including interest, to various dates through 2016. The majority of the mortgages are subject to prepayment penalties. At December 31, 2006, the weighted average interest rate on the above mortgages was 6.63%.

The Joint Ventures have pledged tenant leases as additional collateral for certain of these loans.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 5. MORTGAGE NOTES PAYABLE (Continued)

Approximate annual maturities at December 31, 2006 are as follows:

	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
2007—Current Maturities	$—	$—	$2,380,745	$2,380,745
2008	—	179,039	—	179,039
2009	—	249,776	—	249,776
2010	—	263,026	—	263,026
2011	—	276,979	—	276,979
Thereafter	5,000,000	15,856,180	—	20,856,180
	$5,000,000	$16,825,000	$2,380,745	$24,205,745

NOTE 6. ADVANCE RENTAL PAYMENTS AND SECURITY DEPOSITS

The Joint Ventures’ residential lease agreements may require tenants to maintain a one-month advance rental payment and/or a security deposit. At December 31, 2006, amounts received for prepaid rents of approximately $120,648 are included in cash and cash equivalents; security deposits of approximately $87,716 are included with other assets.

NOTE 7. COMMITMENTS AND CONTINGENCIES

From time to time, the Joint Ventures may be involved in various ordinary routine litigation incidental to their business. The Joint Ventures either have insurance coverage or have provided for any uninsured claims, which, in the aggregate, are not significant. The Joint Ventures are not involved in any material pending legal proceedings.

NOTE 8. RENTAL INCOME

Substantially all rental income was related to residential apartments and condominium units with leases of one year of less.

Rents receivable are net of allowances for doubtful accounts of approximately $31,000, $23,000 and $12,000 at December 31, 2006, 2005 and 2004, respectively.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 9. CASH FLOW INFORMATION

During the years ended December 31, 2006, 2005 and 2004, cash paid for interest was approximately $1,800,000, $2,400,000 and $600,000 respectively.

	Year End December 31
	2006	2005	2004
Non-cash investing and financing activities:
Purchase of rental property by direct payments from mortgage debt	$5,000,000	$36,025,000	$40,211,506
Payment of mortgage debt directly from refinancing	$4,818,886	$16,659,884	$0
Payment of mortgage debt directly from sales of condominiums	$10,907,643	$31,019,316	$0

NOTE 10. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Joint Ventures in estimating the fair value of their financial instruments:

•       For cash and cash equivalents, other assets, investment in partnerships, accounts payable, advance rents and security deposits: fair value approximates the carrying value of such assets and liabilities.

•       For mortgage notes payable: fair value is generally based on estimated future cash flows, which are discounted using the quoted market rate from an independent source for similar obligations. Refer to the table below for the carrying amount and estimated fair value of such instruments.

	Carrying Amount	Estimated Fair Value
Mortgage Notes Payable
At December 31, 2006	$24,205,745	$24,752,938
At December 31, 2005	$34,932,274	$36,211,239

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2006 and 2005. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 2006 and current estimates of fair value may differ significantly from the amounts presented herein.

NOTE 11. TAXABLE INCOME AND TAX BASIS

The Joint Ventures are not subject to income taxes as they file a partnership tax return whereby their income or loss is reportable by their owners.

Taxable income is different than financial statement income because of accelerated depreciation, different tax lives, and timing differences related to prepaid rents and allowances. Gains from sale of condominiums are taxable at ordinary rates. Taxable income is approximately $5,000 less than statement income for the year ended December 31, 2006. The cumulative tax basis of the Joint Ventures real estate at December 31, 2006 is approximately $750,000 less than the statement basis.

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SCHEDULES

2006 Balance Sheet	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
ASSETS
Rental Properties	$9,191,080	$26,957,758	$8,644,432	$44,793,270
Cash and Cash Equivalents	284,520	6,689	33,520	324,729
Rents Receivable	6,979	—	—	6,979
Real Estate Tax Escrows	30,938	343,155	—	374,094
Prepaid Expenses and Other Assets	100,898	322,950	32,427	456,275
Financing and Leasing Fees	50,051	60,642	23,106	133,798
Total Assets	$9,664,467	$27,691,193	$8,733,484	$46,089,145
LIABILITIES AND JOINT VENTURES’ CAPITAL
Mortgage Notes Payable	$5,000,000	$16,825,000	$2,380,745	$24,205,745
Accounts Payable and Accrued Expenses	14,303	149,190	35,402	198,896
Advance Rental Payments and Security Deposits	66,173	142,036	19,042	227,251
Total Liabilities	5,080,476	17,116,226	2,435,190	24,631,892
Joint Ventures’ Capital	4,583,992	10,574,967	6,298,294	21,457,253
Total Liabilities and Joint Ventures’ Capital	$9,664,467	$27,691,193	$8,733,484	$46,089,145
Joint Ventures’ Capital—NERA 50%	$2,291,996	$5,287,483	$3,149,147	$10,728,627

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SCHEDULES (Continued)

2006 Income Statement	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
Revenues
Rental Income	$912,639	$2,323,773	$582,856	$3,819,267
Laundry and Sundry Income	15,782	40,256	—	56,038
	928,421	2,364,029	582,856	3,875,306
Expenses
Administrative	85,710	64,496	8,736	158,943
Depreciation and Amortization	478,491	1,439,203	420,114	2,337,808
Interest	473,355	887,425	419,270	1,780,049
Management Fees	38,870	95,319	23,025	157,214
Operating	21,190	301,164	11,657	334,011
Renting	15,396	31,249	2,309	48,955
Repairs and Maintenance	442,363	353,424	371,852	1,167,640
Taxes and Insurance	209,530	340,074	168,121	717,725
	1,764,906	3,512,354	1,425,085	6,702,345
(Loss) Before Other Income	(836,485)	(1,148,325)	(842,229)	(2,827,039)
Other Income (Loss)
Interest Income	533	(1,933)	2,240	840
Gain on Sale of Real Estate	1,394,028	—	1,592,211	2,986,239
Other Income (Expenses)	50	—	—	50
	$1,394,611	$(1,933)	$1,594,451	$2,987,128
Net Income (Loss)	$558,126	$(1,150,259)	$752,222	$160,089
NERA 50%	$279,063	$(575,129)	$376,111	$80,045

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SCHEDULES (Continued)

2006 Cash Flow Statement	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
Cash Flows from Operating Activities
Net income (loss)	$558,126	$(1,150,259)	$752,222	$160,089
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Gain on sale of condominiums	(1,394,028)	—	(1,592,211)	(2,986,239)
Depreciation and amortization	478,491	1,439,203	420,114	2,337,808
Changes in operating assets and liabilities:
(Increase) Decrease in rents receivable	6,933	11,185	26	18,144
(Decrease) increase in accounts payable and accrued expense	(28,490)	(18,169)	(6,037)	(52,696)
(Increase) in real estate tax escrow	(30,938)	(152,070)	—	(183,008)
(Increase) decrease in financing and leasing fees	(50,513)	(2,167)	10,475	(42,205)
(Increase) Decrease in prepaid expenses and other assets	107,796	(148,940)	155,839	114,695
(Decrease) Increase in advance rental payments and security deposits	(10,388)	7,948	(21,777)	(24,217)
Total Adjustments	(921,138)	1,136,991	(1,033,571)	(817,718)
Net cash provided by (used in) operating activities	(363,012)	(13,268)	(281,349)	(657,629)
Cash Flows Used in Investing Activities
Proceeds from sales of condominiums	4,265,047	—	7,265,599	11,530,646
Transfers between affiliates	—	107,833	(107,833)	—
Purchase and improvement of rental properties	(259,699)	(223,090)	(284,603)	(767,392)
Net cash provided by (used in) investing activities	4,005,348	(115,257)	6,873,163	10,763,254
Cash Flows Used in Financing Activities
Proceeds of mortgage notes payable	5,000,000	—	—	5,000,000
Principal payments of mortgage notes payable	(4,818,886)	—	—	(4,818,886)
Principal payments from sales proceeds	(4,432,114)	—	(6,475,529)	(10,907,643)
Transfers between affiliates	—	823,071	(823,071)	—
Distributions to/investment by investors	(100,000)	600,000	—	500,000
Net cash provided by (used in) financing activities	(4,351,000)	1,423,071	(7,298,600)	(10,226,529)
Net Increase (Decrease in) Cash and Cash Equivalents	(708,664)	1,294,546	(706,786)	(120,904)
Cash and Cash Equivalents, at beginning of year	993,185	(1,287,856)	740,305	445,634
Cash and Cash Equivalents, at end of year	$284,521	$6,690	$33,518	$324,730

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SCHEDULES (Continued)

2005 Balance Sheet	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
ASSETS
Rental Properties	$12,232,851	$28,270,841	$14,332,670	$54,836,362
Cash and Cash Equivalents	993,185	(1,287,856)	740,305	445,634
Rents Receivable	13,912	11,185	26	25,123
Real Estate Tax Escrows	—	191,085	—	191,085
Prepaid Expenses and Other Assets	208,694	174,010	188,266	570,969
Financing and Leasing Fees	47,578	69,338	46,409	163,325
Total Assets	$13,496,220	$27,428,602	$15,307,676	$56,232,497
LIABILITIES AND JOINT VENTURES’ CAPITAL
Mortgage Notes Payable	$9,251,000	$16,825,000	$8,856,275	$34,932,274
Accounts Payable and Accrued Expense	42,793	167,359	41,439	251,591
Advance Rental Payments and Security Deposits	76,561	134,088	40,819	251,468
Total Liabilities	9,370,354	17,126,447	8,938,533	35,435,333
Joint Ventures’ Capital	4,125,866	10,302,154	6,369,143	20,797,164
Total Liabilities and Joint Ventures’ Capital	$13,496,220	$27,428,601	$15,307,676	$56,232,497
Joint Ventures’ Capital - NERA 50%	$2,062,933	$5,151,077	$3,184,572	$10,398,582

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SCHEDULES (Continued)

2005 Income Statement	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
Revenues
Rental Income	$1,309,804	$2,277,266	$1,198,451	$4,785,521
Laundry and Sundry Income	13,975	21,634	—	35,609
	1,323,778	2,298,901	1,198,451	4,821,130
Expenses
Administrative	114,029	71,181	2,157	187,367
Depreciation and Amortization	683,066	1,460,370	598,084	2,741,521
Interest	638,370	1,041,315	691,245	2,370,930
Management Fees	30,331	94,480	17,525	142,337
Operating	34,988	342,926	14,938	392,852
Renting	62,845	33,708	19,004	115,556
Repairs and Maintenance	615,581	567,038	608,265	1,790,884
Taxes and Insurance	224,248	352,033	210,924	787,205
	2,403,459	3,963,051	2,162,143	8,528,652
(Loss) Before Other Income	(1,079,680)	(1,664,150)	(963,692)	(3,707,522)
Other Income (Loss)
Interest Income	357	—	—	357
Gain on Sale of Real Estate	4,525,190	—	3,959,173	8,484,363
Other Income (Expenses)	—	(404,881)	—	(404,881)
	$4,525,546	$(404,881)	$3,959,173	$8,079,839
Net Income (Loss)	$3,445,866	$(2,069,031)	$2,995,481	$4,372,316
NERA 50%	$1,722,933	$(1,034,515)	$1,497,741	$2,186,158

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SHCHEDULES (Continued)

2005 Cash Flow Statement	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
Cash Flows from Operating Activities
Net income (loss)	$3,445,866	$(2,069,031)	$2,995,481	$4,372,316
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Gain on sale of condominiums	(4,525,190)	—	(3,959,173)	(8,484,363)
Depreciation and amortization	683,066	1,460,370	598,084	2,741,521
Changes in operating assets and liabilities:
(Increase) Decrease in rents receivable	(13,912)	1,798	(26)	(12,140)
(Decrease) increase in accounts payable and accrued expense	42,793	(156,545)	41,439	(72,313)
(Increase) in real estate tax escrow	—	(191,085)	—	(191,085)
(Increase) decrease in financing and leasing fees	(240,979)	75,127	(165,157)	(331,009)
(Increase) Decrease in prepaid expenses and other assets	(208,694)	(10,974)	(188,266)	(407,934)
(Decrease) Increase in advance rental payments and security deposits	76,561	(35,091)	40,819	82,289
Total Adjustments	(4,186,355)	1,143,600	(3,632,280)	(6,675,034)
Net cash provided by (used in) operating activities	(740,489)	(925,431)	(636,798)	(2,302,718)
Cash Flows Used in Investing Activities
Proceeds from sales of condominiums	16,177,557	—	16,860,032	33,037,589
Transfers between affiliates	—	27,259,994	(27,259,994)	—
Purchase and improvement of rental properties	(24,374,883)	(833,263)	(452,871)	(25,661,017)
Net cash provided by (used in) investing activities	(8,197,326)	26,426,731	(10,852,833)	7,376,572
Cash Flows Used in Financing Activities
Proceeds of mortgage notes payable	24,200,000	578,183	961,902	25,740,085
Principal payments of mortgage notes payable	—	(26,057)	—	(26,057)
Principal payments from sales proceeds	(14,949,000)	(3,012,400)	(13,057,916)	(31,019,316)
Transfers between affiliates	—	(24,325,952)	24,325,952	—
Distributions to/investment by investors	680,000	(50,000)	—	630,000
Net cash provided by (used in) financing activities	9,931,000	(26,836,226)	12,229,938	(4,675,288)
Net Increase (Decrease in) Cash and Cash Equivalents	993,185	(1,334,926)	740,307	398,566
Cash and Cash Equivalents, at beginning of year	—	47,070	—	47,070
Cash and Cash Equivalents, at end of year	$993,185	$(1,287,856)	$740,307	$445,636

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SHCHEDULES (Continued)

2004 Balance Sheet	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
ASSETS
Rental Properties	$—	$56,145,469	$—	$56,145,469
Cash and Cash Equivalents	—	47,070	—	47,070
Rents Receivable	—	12,983	—	12,983
Prepaid Expenses and Other Assets	—	163,036	—	163,036
Total Assets	$—	$56,525,495	$—	$56,525,495
LIABILITIES AND JOINT VENTURES’ CAPITAL
Mortgage Notes Payable	$—	$40,237,563	$—	$40,237,563
Accounts Payable and Accrued Expenses	—	323,904	—	323,904
Advance Rental Payment and Security Deposits	—	169,179	—	169,179
Total Liabilities	—	40,730,646	—	40,730,646
Joint Ventures’ Capital	—	15,794,849	—	15,794,849
Total Liabilities and Joint Ventures’ Capital	$—	$56,525,495	$—	$56,525,495
Joint Ventures’ Capital - NERA 50%	$—	$7,897,425	$—	$7,897,425

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SHCHEDULES (Continued)

2004 Income Statement	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
Revenues
Rental Income	$—	$1,475,223	$—	$1,475,223
Laundry and Sundry Income	—	18,335	—	18,335
	—	1,493,558	—	1,493,558
Expenses
Administrative	—	42,520	—	42,520
Depreciation and Amortization	—	384,465	—	384,465
Interest	—	598,589	—	598,589
Management Fees	—	66,177	—	66,177
Operating	—	213,472	—	213,472
Renting	—	28,795	—	28,795
Repairs and Maintenance	—	224,871	—	224,871
Taxes and Insurance	—	171,318	—	171,318
	—	1,730,206	—	1,730,206
(Loss) Before Other Income	—	(236,648)	—	(236,648)
Other Income (Loss)
Interest Income	—	—	—	—
Gain on Sale of Real Estate	—	—	—	—
Other Income (Expenses)	—	—	—	—
	—	—	—	—
Net Income (Loss)	$—	$(236,648)	$—	$(236,648)
NERA 50%	$—	$(118,324)	$—	$(118,324)

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 12. COMBINING FINANCIAL STATEMENT SHCHEDULES (Continued)

2004 Cash Flow Statement	Hamilton 1025	Hamilton on Main Apartments	Hamilton on Main	Total
Cash Flows from Operating Activities
Net income (loss)	$—	$(236,648)	$—	$(236,648)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	—	384,465	—	384,465
Changes in operating assets and liabilities:
(Increase) Decrease in rents receivable	—	(12,983)	—	(12,983)
(Decrease) increase in accounts payable and accrued expense	—	323,904	—	323,904
(Increase) decrease in financing and leasing fees	—	(176,094)	—	(176,094)
(Increase) Decrease in prepaid expenses and other assets	—	(163,036)	—	(163,036)
(Decrease) Increase in advance rental payments and security deposits	—	169,177	—	169,177
Total Adjustments	—	525,433	—	525,433
Net cash provided by (used in) operating activities	—	288,785	—	288,785
Cash Flows Used in Investing Activities
Purchase and improvement of rental properties	—	(56,510,778)	—	(56,510,778)
Net cash provided by (used in) investing activities	—	(56,510,778)	—	(56,510,778)
Cash Flows Used in Financing Activities
Proceeds of mortgage notes payable	—	40,237,563	—	40,237,563
Distributions to/investment by investors	—	16,031,500	—	16,031,500
Net cash provided by (used in) financing activities	—	56,269,063	—	56,269,063
Net Increase (Decrease in) Cash and Cash Equivalents	—	47,070	—	47,070
Cash and Cash Equivalents, at beginning of year	—	—	—	—
Cash and Cash Equivalents, at end of year	$—	$47,070	$—	$47,070

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 13. NEW ACCOUNTING PRONOUNCEMENT

Recent Accounting Pronouncements

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” FASB Statement No. 154 changes the requirement for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. FASB Statement No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In March 2005, the Financial Accounting Standards Board (FASB or the “Board”) issued final guidance that clarifies how companies should account for “conditional” asset retirement obligations (“AROs”). FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations” (FIN 47 or the “Interpretation”), deals with obligations to perform asset retirement activities in which the timing and (or) method of settlement are conditional on a future event (e.g., legal requirements surrounding asbestos handling and disposal that are triggered by demolishing or renovating a facility). The new guidance will likely require many companies to recognize liabilities for these obligations. In implementing the new guidance, which must be adopted by calendar year enterprises by December 31, 2005, a company will need to identify its conditional AROs and determine whether it can reasonably estimate the fair value of each obligation. If the company can reasonably estimate the fair value of an obligation, it will need to recognize a liability for that obligation based on its current present value. This liability would then accrete to the ultimate liability over the service period (adjusted periodically for changes in estimates). We have reviewed tangible long-lived assets and other agreements for associated AROs in accordance with this Interpretation and have concluded that we do not have any material AROs that would require recognition as a liability or disclosure in our financial statements at December 31, 2006.

In June 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) regarding EITF 04-05, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights.” The conclusion provides a framework for addressing the question of when a sole general partner, as defined in EITF 04-05, should consolidate a limited partnership. The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership, unless the limited partners have either (a) the substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause, or (b) substantive participating rights. In addition, the EITF concluded that the guidance should be expanded to include all limited partnerships, including those with multiple general partners. We adopted EITF 04-05 as of January 1, 2006. We have assessed our investments in unconsolidated real estate joint ventures and have determined that EITF 04-05 did not have an impact on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This statement clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing the asset or liability. SFAS No. 157 establishes a fair value hierarchy, giving the highest

HAMILTON ON MAIN LLC, HAMILTON ON MAIN APARTMENTS LLC, AND HAMILTON 1025 LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2006

NOTE 13. NEW ACCOUNTING PRONOUNCEMENT (Continued)

priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS No. 157 applies whenever other standards require assets or liabilities to be measured at fair value. This statement is effective in fiscal years beginning after November 15, 2007. We believe that the adoption of this standard on January 1, 2008 will not have a material effect on our consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”), which becomes effective for the first fiscal period ending after November 15, 2006. SAB 108 provides guidance on the consideration of the effects of prior period misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 provides for the quantification of the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The adoption of SAB 108 on December 21, 2006 did not have a material effect on our consolidated financial statements.

In February 2007, the FASB issued statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. We have not decided if we will early adopt SFAS No. 159 or if we will choose to measure any eligible financial assets and liabilities at fair value.